As filed with the Securities and Exchange Commission on September 21, 2012

Registration No. 333-183777

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hornbeck Offshore Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	72-1375844	4400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

(985) 727-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd M. Hornbeck

Chairman, President and Chief Executive Officer

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

(985) 727-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

R. Clyde Parker, Jr., Esq.

Winstead PC

1100 JPMorgan Chase Tower

600 Travis Street

Houston, Texas 77002

(713) 650-8400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains a prospectus to be used in connection with offerings of common stock, preferred stock and warrants offered by us, and resales of our securities in the public market without registration by persons to whom we issue securities under this prospectus, as set forth in the section entitled “Reselling Securities” of the prospectus. We may offer any combination of the securities described in the prospectus from time to time, in one or more offerings, up to $500,000,000 in connection with our acquisition of the assets, businesses or securities of other companies, whether by purchase, merger, or any other form of business combination.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated September 21, 2012.

PROSPECTUS

$500,000,000 Hornbeck Offshore Services, Inc. Common Stock Preferred Stock Warrants

By this prospectus from time to time, Hornbeck Offshore Services, Inc. may offer and sell up to $500,000,000 in the form of one or more of the securities listed above in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of our acquisition of assets, businesses or securities of other companies, whether by purchase, merger, or any other form of business combination. This prospectus provides you with a general description of these securities.

The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities we may acquire. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired businesses, merging the acquired businesses with us or one of our subsidiaries or acquiring the acquired businesses through one of our subsidiaries. We expect that the price of the securities we issue will be related to their market price, either when we tentatively or finally agree to the particular terms of the acquisition, when we issue the securities, when the acquisition is completed or during some other negotiated period. We may issue securities at fixed offering prices, which may be changed, or at other negotiated prices. If necessary, we may be required to provide you further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.

We will pay all expenses of this offering. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in connection with certain acquisitions and, in some cases, we may issue securities under this prospectus in full or partial payment of such fees. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.

We may also permit individuals or entities who have received or will receive our securities in connection with the acquisitions described above to use this prospectus to cover resales of those securities. See “Reselling Securities” for information relating to resales of our securities pursuant to this prospectus.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “HOS.” On September 20, 2012, the last reported sales price of our shares of common stock was $39.34.

Investing in our securities involves significant risks. You should carefully read the section entitled “Risk Factors” beginning on page 3 of this prospectus and in the applicable prospectus supplement and in any of the documents we incorporate by reference.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated     , 2012.

You should rely only on the information included or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we nor the selling security holders have authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the document containing the information.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide you without charge upon your request, a copy of any documents that we incorporate by reference, other than exhibits to those documents that are not specifically incorporated by reference into those documents. You may request a copy a document by writing to Hornbeck Offshore Services, Inc., 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433, attention: James O. Harp, Jr., Executive Vice President and Chief Financial Officer, or by calling Mr. Harp at (985) 727-2000. To insure timely delivery, you must request the information no later than five (5) business days before you make your investment decision.

GLOSSARY OF TERMS

Unless otherwise indicated or the context otherwise requires, in this prospectus, “we,” “us,” “our,” the “Company” and “Hornbeck” refer to Hornbeck Offshore Services, Inc. and its consolidated subsidiaries. We have included below the definitions for certain terms used in this prospectus:

“deepwater” means offshore areas, generally 1,000’ to 5,000’ in depth;

“DOI” means U.S. Department of the Interior and all its various sub-agencies, including effective October 1, 2011 the Bureau of Ocean Energy Management, or BOEM, which handles offshore leasing, resource evaluation, review and administration of oil and gas exploration and development plans, renewable energy development, National Environmental Policy Act analysis and environmental studies, and the Bureau of Safety and Environmental Enforcement, or BSEE, which is responsible for the safety and enforcement functions of offshore oil and gas operations, including the development and enforcement of safety and environmental regulations, permitting of offshore exploration, development and production activities, inspections, offshore regulatory programs, oil spill response and newly formed training and environmental compliance programs; BOEM and BSEE being successor entities to the Bureau of Ocean Energy Management, Regulation and Enforcement, which effective June 2010 was the successor entity to the Minerals Management Service;

“GoM” means the U.S. Gulf of Mexico;

“Jones Act” means the U.S. cabotage laws known as the Shipping Act of 1916 and the Merchant Marine Act of 1920, as amended;

“MPSV” means a multi-purpose support vessel;

“new generation” means, when referring to OSVs, modern, deepwater-capable vessels subject to the regulations promulgated under the International Convention on Tonnage Measurement of Ships, 1969, which was adopted by the United States and made effective for all U.S.-flagged vessels in 1992 and foreign-flagged equivalent vessels;

“OSV” means an offshore supply vessel, also known as a “PSV,” or platform supply vessel, depending on regional preference; and

“Petrobras” means Petroleo Brasileiro S.A.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-4 that we filed with the Securities and Exchange Commission, or Commission, using a “shelf” registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000 in connection with the acquisition of various businesses. We may issue these securities in connection with our acquisition of the assets, businesses or securities of other companies, whether by purchase, merger, or any other from of business combination.

The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities we may acquire. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired businesses, merging the acquired businesses with us or one of our subsidiaries or acquiring the acquired businesses through one of our subsidiaries. We expect that the price of the securities we issue will be related to their market price, either when we tentatively or finally agree to the particular terms of the acquisition, when we issue the securities, when the acquisition is completed or during some other negotiated period. We may issue securities at fixed offering prices, which may be changed, or at other negotiated prices. If necessary, we may be required to provide you further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.

We will pay all expenses of each offering. We will not pay underwriting discounts or commissions, although we may pay finders’ fees with respect to specific acquisitions and, in some cases, we may issue securities under this prospectus in full or partial payment of such fees. Any person who receives such fees may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or Securities Act.

With our consent, persons who have received or will receive securities under this prospectus in connection with acquisitions may use this prospectus to sell such securities at a later date. We refer to these persons in the prospectus as selling security holders. Please see the information described under the heading “Reselling Securities” to find out more information about resales of the securities by the selling security holders.

This prospectus provides you with a general description of the securities that may be offered pursuant to this prospectus. If necessary, each time securities are offered for sale, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the following heading.

The registration statement that contains this prospectus (including the exhibits) contains additional important information about us and the securities offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of certain of the securities offered by this prospectus as exhibits to reports we file with the Commission. The registration statement and those other reports can be read at the Commission website or at the Commission offices mentioned below under the following heading.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement and any related free writing prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our filings with the Commission, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” See also “Special Note Regarding Forward Looking Statements.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, under which we file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy this information at the following location of the Commission at prescribed rates at Public Reference Room, 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information about the Public Reference Room.

The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the Commission. The address of that website is www.sec.gov. Commission filings may also be accessed free of charge through our Internet website at www.hornbeckoffshore.com (click on “Investors” and then “SEC Filings”). Information contained on our website, other than documents specifically incorporated by reference into this prospectus, is not intended to be incorporated by reference into this prospectus, and you should not consider that information as part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” into this prospectus certain information that we file with the Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Commission rules and regulations). These documents contain important information about us and our finances.

Commission Filings (No. 001-32108)	Period
Annual Report on Form 10-K	Year Ended December 31, 2011

Quarterly Reports on Form 10-Q	Quarters Ended March 31, 2012 and June 30, 2012

Current Reports on Form 8-K	Filed on February 21, March 6, March 21, April 4, May 4, June 27, August 3, August 9, August 13, August 29 and September 6, 2012.

Registration Statement on Form 8-A/A	Filed on November 17, 2008, and any future amendment or report updating that description

All documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Commission rules and regulations) from the date of this prospectus and prior to the termination of the offering of the securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to James O. Harp, Jr., Executive Vice President and Chief Financial Officer, Hornbeck Offshore Services, Inc., 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433, by mail, or if by telephone at (985) 727-2000. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

Information contained on our website, other than documents filed with the Commission that are specifically incorporated by reference into this prospectus, is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. No one else is authorized to provide you with any other information or any different information. We are not making an offer of securities in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “remain,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this prospectus for a variety of reasons, which include:

Among the risks, uncertainties and assumptions to which these forward-looking statements may be subject are:

•	the effect of inconsistency by the United States government in the pace of issuing drilling permits and plan approvals in the GoM;

•

the Company’s inability to successfully complete our OSV Newbuild Program #5 discussed in this prospectus or any other future newbuild program on-time and on-budget, which involves the construction and integration of highly complex vessels and systems;

•	the Company’s inability to successfully market the vessels that the Company owns, is constructing or might acquire;

•

an oil spill or other significant event in the United States or another offshore drilling region that could have a broad impact on deepwater and other offshore energy exploration and production activities, such as the suspension of activities or significant regulatory responses;

•

the imposition of laws or regulations that result in reduced exploration and production activities or that increase the Company’s operating costs or operating requirements, including any such laws or regulations that may yet arise as a result of the Deepwater Horizon incident in the GoM or the resulting drilling moratoria and regulatory reforms, as well as the outcome of pending litigation brought by environmental groups challenging exploration plans approved by the DOI;

•	less than anticipated success in marketing and operating the Company’s MPSVs;

•	bureaucratic, administrative or operating barriers that delay vessels chartered in foreign markets from going on-hire or result in contractual penalties or deductions imposed by foreign customers;

•	renewed weakening of demand for the Company’s services;

•	unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels;

•	industry risks;

•	reductions in capital spending budgets by customers;

•	a material reduction of Petrobras’ announced plans for or administrative barriers to exploration and production activities in Brazil;

•	declines in oil and natural gas prices;

•	further increases in operating costs, such as recent mariner wage increases;

•	the inability to accurately predict vessel utilization levels and dayrates;

•	unanticipated difficulty in effectively competing in or operating in international markets;

•	less than anticipated subsea infrastructure demand activity in the GoM and other markets;

•	the level of fleet additions by the Company and its competitors that could result in over-capacity in markets in which the Company competes;

•	economic and political risks;

•	weather related risks;

•	the shortage of or inability to attract and retain qualified personnel, including vessel personnel for active, unstacked and newly constructed vessels;

•	regulatory risks;

•	the repeal or administrative weakening of the Jones Act, including any changes in the interpretation of the Jones Act related to the U.S. citizenship qualification;

•	drydocking delays and cost overruns and related risks;

•	vessel accidents or pollution incidents resulting in lost revenue or expenses that are unrecoverable from insurance policies or other third parties;

•	unexpected litigation and insurance expenses; and

•

fluctuations in foreign currency valuations compared to the U.S. dollar and risks associated with expanded foreign operations, such as non-compliance with or the unanticipated effect of tax laws, customs laws, immigration laws, or other legislation that result in higher than anticipated tax rates or other costs or the inability to repatriate foreign-sourced earnings and profits.

In addition, the Company’s future results may be impacted by adverse economic conditions, such as inflation, deflation, or lack of liquidity in the capital markets, that may negatively affect it or parties with whom it does business resulting in their non-payment or inability to perform obligations owed to the Company, such as the failure of customers to fulfill their contractual obligations or the failure by individual banks to provide funding under the Company’s revolving credit facility, if required. Should one or more of the foregoing risks or uncertainties materialize in a way that negatively impacts the Company, or should the Company’s underlying assumptions prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected. Additional factors that you should consider are set forth in detail in the “Risk Factors” section of the reports incorporated herein by reference, which can be found on the Company’s website at http://www.hornbeckoffshore.com, as well as filings the Company will make with the Commission in the future.

ABOUT HORNBECK OFFSHORE SERVICES, INC.

We are a leading provider of technologically advanced, new generation OSVs primarily in the U.S. Gulf of Mexico and Latin America, and are a leading short-haul transporter of petroleum products through our coastwise fleet of ocean-going tugs and tank barges primarily in the northeastern U.S. and the U.S. Gulf of Mexico. We currently own a fleet of 80 vessels primarily serving the energy industry.

We were formed as a Delaware corporation in 1997. Our principal executive offices are located at 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433, and our telephone number is (985) 727-2000. Our website address is www.hornbeckoffshore.com. Information on our website, other than documents filed with the Commission that are specifically incorporated by reference into this prospectus, does not constitute part of this prospectus.

USE OF PROCEEDS

This prospectus relates to securities that may be offered and issued by us from time to time in connection with the acquisition of various assets, businesses or securities. Other than the assets, businesses, or securities acquired, there usually will be no proceeds to us from these offerings. When this prospectus is used by a selling security holder in a public reoffering or resale of securities acquired pursuant to this prospectus, we will usually not receive any proceeds from such sale by the selling security holder. However, any proceeds received by us from the offering of securities pursuant to this prospectus or upon any resale of securities acquired pursuant to this prospectus will be used for general corporate purposes.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue, in one or more offerings, any combination of common stock, preferred stock or warrants.

This prospectus contains a summary of the general terms of the various securities that we or the selling security holders may offer. The prospectus supplement to be attached to the front of this prospectus relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the public offering price and net proceeds to us (if any) or to the selling security holders, as the case may be. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF CAPITAL STOCK

For purposes of this section entitled “Description of Capital Stock,” the terms “we,” “our,” “us” and “Company” refer only to Hornbeck Offshore Services, Inc. and not its subsidiaries.

General

The following description of our capital stock is only a summary. For more complete information, you should refer to our certificate of incorporation, bylaws and stockholder rights plan and any amendments thereto, which we have filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part. In addition, you should refer to the Delaware General Corporation Law, which also governs our structure, management and activities.

As of July 31, 2012, our authorized capital stock consisted of:

•

100,000,000 shares of common stock, par value $.01 per share, of which 35,384,685 were outstanding and held by approximately 30 holders of record, representing approximately 12,900 beneficial owners; and

•

5,000,000 shares of preferred stock, par value $.01 per share, of which 1,000,000 have been designated as Series A Junior Participating Preferred Stock in connection with the stockholder rights plan discussed below, but none are currently outstanding.

Our common stock is listed and trades on the New York Stock Exchange under the ticker symbol “HOS.”

Common Stock

General. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Stockholders are not permitted to cumulate their votes. With certain exceptions, which are described below, a majority of the votes entitled to be cast and represented in person or by proxy at a meeting of stockholders is required to approve any matter on which stockholders vote. The affirmative vote of holders of at least 80% of the shares entitled to vote is required to approve certain amendments to our certificate of incorporation and bylaws. See “Anti-Takeover Effects of Certificate of Incorporation, Bylaws and Stockholder Rights Plan.” The affirmative vote of holders of at least 66 2 / 3 % of the shares entitled to vote is required to approve or authorize:

•	a merger or consolidation with any other corporation;

•	the sale, lease, exchange or other disposition of all or substantially all of our assets;

•	a liquidation of our Company; or

•	any amendments to our certificate of incorporation.

The holders of common stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends, subject to preferences that may be applicable to any outstanding preferred stock. The indentures governing our 8.000% notes and 5.875% notes and our revolving credit facility limit our ability to declare or pay dividends and, in some circumstances, prohibit the declaration or payment of dividends and other restricted payments. If we liquidate, dissolve or otherwise wind up our business, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of prior distribution rights of preferred stock, if any is then outstanding. The holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Jones Act Restrictions on Ownership by Non-U.S. Citizens. Under Section 27 of the Merchant Marine Act of 1920, also known as the Jones Act, the privilege of transporting merchandise or passengers for hire in the coastwise trade in U.S. domestic waters is restricted to only those vessels that are owned and managed by U.S. citizens and are built in and registered under the laws of the United States. A corporation is not considered a U.S. citizen unless, among other things, at least 75% of the ownership of voting interests with respect to its equity stock is held by U.S. citizens.

If we should fail to comply with such requirements, our vessels would lose their eligibility to engage in coastwise trade within U.S. domestic waters. To facilitate compliance, our certificate of incorporation:

•	limits ownership by non-U.S. citizens of any class of our capital stock (including our common stock) to 20%, so that foreign ownership will not exceed the 25% permitted by the Jones Act;

•	permits withholding of dividends and suspension of voting rights with respect to any shares held by non-U.S. citizens that exceed 20%;

•	permits a stock certification system with two types of certificates to aid tracking of ownership;

•	permits our board of directors to authorize the Company to redeem any shares held by non-U.S. citizens that exceed 20%; and

•	permits our board of directors to make such determinations to ascertain ownership and implement such measures as reasonably may be necessary.

Preferred Stock

General. Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, par value $.01 per share, in one or more series and to fix the designations, powers, preferences, privileges and relative participation, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our common stock. The following briefly summarizes the material terms of the preferred stock that we may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that we offer which we will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of our certificate of incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

A total of 1,000,000 shares of preferred stock have been designated as Series A Junior Participating Preferred Stock, which we refer to as “the Series A Preferred Stock,” in connection with our stockholder rights plan discussed below. No other series of preferred stock has been designated and no shares of preferred stock are outstanding.

Rank. The shares of preferred stock of any series will have the rank set forth in the relevant certificate of designation and described in the prospectus supplement relating to the relevant series.

Dividends. The certificate of designation setting forth the terms of a series of preferred stock may provide that holders of that series are entitled to receive dividends, when, as and if authorized by our board of directors out of funds legally available for dividends, before any declaration or payment of any dividends on securities ranking junior to such series relating to dividends. The rates and dates of payment of dividends and any other terms applicable to the dividends will be set forth in the relevant certificate of designation and described in the prospectus supplement relating to the relevant series.

To the extent provided in the certificate of designation, dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative and payable in cash or in kind.

Voting Rights. The holders of shares of preferred stock will have the voting rights provided by the applicable certificate of designation and as required by applicable law. These voting rights will be described in the applicable prospectus supplement.

Conversion and Exchange. The certificate of designation setting forth the terms of a series of preferred stock may provide for and the prospectus supplement for the relevant series of preferred stock may describe the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or securities of a third party.

Redemption. If so specified in the certificate of designation setting forth the terms of a series of preferred stock, which will be described in the applicable prospectus supplement, a series of preferred stock may be redeemable at our or the holder’s option and/or may be mandatorily redeemed partially or in whole.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, holders of each series of preferred stock may be entitled to receive distributions upon liquidation. Those distributions will be made before any distribution is made on any securities ranking junior to such series relating to liquidation. The terms and conditions of those distributions will be set forth in the applicable certificate of designation and described in the relevant prospectus supplement.

Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including possible acquisitions, and such issuance could adversely affect the voting rights of holders of our common stock. The issuance of preferred stock could also affect the likelihood that holders of common stock will receive dividends or payments upon liquidation. In addition, the rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of our Company.

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Anti-Takeover Effects of Certificate of Incorporation, Bylaws and Stockholder Rights Plan

General. Our certificate of incorporation, bylaws and stockholder rights plan contain provisions that are designed in part to make it more difficult and time-consuming for a person to obtain control of our Company. The provisions of our certificate of incorporation, bylaws and stockholder rights plan reduce the vulnerability of our Company to an unsolicited takeover proposal. These provisions may also have an adverse effect on the ability of stockholders to influence the governance of our Company. In addition, our certificate of incorporation contains provisions that enable our board to limit the amount of our common stock that may be owned by persons who are not U.S. citizens. See “Common Stock—Jones Act Restrictions on Ownership by Non-U.S. Citizens” above. This may adversely affect the liquidity of our common stock in certain situations. You should read our certificate of incorporation, bylaws and stockholder rights plan in their entirety for a complete description of the rights of holders of our common stock.

Although it is not the intention of the board of directors to discourage legitimate offers to enhance shareholder value, the existence of a significant amount of authorized but unissued common stock and preferred stock and the ability of our board of directors to issue additional stock in our Company may make it more difficult or may discourage an attempt to obtain control of our Company.

Board of Directors. Our certificate of incorporation and bylaws divide the members of our board of directors into three classes serving three-year staggered terms. The classification of directors makes it more difficult for our stockholders to change the composition of our board: at least two annual meetings of stockholders may be required for the stockholders to change a majority of the directors, whether or not a plurality of our stockholders favors such a change. The affirmative vote of the holders of at least 80% of the shares entitled to vote is required to alter or repeal the provision related to the classification of our board.

Our stockholders may only remove directors from office for cause by the affirmative vote of stockholders holding at least 80% of the shares entitled to vote at an election of directors. Our stockholders may not remove directors without cause. Vacancies in a directorship may be filled only by the vote of a majority of the remaining directors, although if a director was removed by the stockholders, the vacancy may be filled at the meeting at which the removal took place by the affirmative vote of stockholders holding at least 80% of the shares entitled to vote. The number of directors may be fixed by resolution of the board, but must be no less than four nor more than nine unless otherwise determined by holders of 80% of the shares entitled to vote at an election of directors or by unanimous consent of the board.

Supermajority Voting. The affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock is required to amend or repeal our certificate of incorporation, except with respect to the classification of the board, which requires the affirmative vote of the holders of at least 80% of our outstanding voting stock. The affirmative vote of the holders of at least 80% of our outstanding voting stock is required to amend, alter, change or repeal the provisions in our bylaws governing the following matters:

•	the composition of the board of directors, including the classification of the board;

•	the removal of directors and the procedure for electing the successor to a removed director;

•	the date and time of the annual meeting;

•	advance notice of stockholder nominations and stockholder business; and

•	the procedure for calling a special meeting of stockholders.

No Stockholder Action by Written Consent. Under Delaware law, unless a corporation’s certificate of incorporation specifies otherwise, any action that could be taken at an annual or special meeting of stockholders may be taken without a meeting and without notice to or a vote of other stockholders if a consent in writing is signed by holders of outstanding stock having voting power sufficient to take such action at a meeting at which all outstanding shares were present and voted. Our certificate of incorporation provides that stockholder action may be taken only at an annual or special meeting of stockholders. As a result, our stockholders may not act upon any matter except at a duly called meeting.

Advance Notice of Stockholder Nominations and Stockholder Business. Our stockholders may nominate a person for election as a director or bring other business before a stockholder meeting only if the proposal is provided in a written notice to the Secretary of the Company at a specified time in advance of the meeting. The notice of stockholder proposal is also required to include certain other related information, as detailed in our bylaws.

Stockholder Rights Plan. Our board implemented a stockholder rights plan on June 18, 2003, a copy of which was filed with the Commission, and declared a dividend of one right for each outstanding share of our common stock to stockholders of record on June 18, 2003. One right also attaches to each share issued after June 18, 2003. The rights will only become exercisable, and transferable apart from our common stock, ten business days following a public announcement that a person or group has acquired beneficial ownership of, or has commenced a tender or exchange offer for, 10% or more of our common stock. The rights plan was subsequently amended twice to, among other changes, conform its terms to the 1-for-2.5 reverse stock split of our common stock effected on March 5, 2004. The discussion that follows sets forth the operation of the rights.

Each right will initially entitle the holder to purchase one one-hundredth of one share of our Series A Preferred Stock at a price of $187.50, subject to adjustment. If a person becomes an “acquiring person” as defined below, each holder of a right who is not an acquiring person will have the right to receive, upon exercise of each right and payment of the purchase price, that number of shares of common stock (or, in certain circumstances, cash, property, or other Company securities) having a then current market price equal to twice the exercise price for one one-hundredth of one share of our Series A Preferred Stock (or, in certain circumstances, cash, property, our common stock or other of our securities). Similarly, if after an event triggering the exercise of the rights we are acquired in a merger or other business combination, or 50% or more of our assets or earning power are sold or transferred, each holder of a right (other than holders whose rights have been voided) will have the right to receive, upon exercise of the right and payment of the purchase price, that number of shares of common stock of the company acquiring us having a then current market price equal to twice the exercise price for one one-hundredth of a share of Series A Preferred Stock.

Under the rights plan, an acquiring person is a person or group that has acquired or has announced an offer to acquire 10% or more of our common stock. The following are excluded from the definition of acquiring person:

•	the Company;

•	any subsidiary of the Company;

•	any employee benefit plan or employee stock plan of the Company, any subsidiary of the Company or any person appointed or holding our common stock pursuant to the terms of any such plans; or

•

any person whose ownership of 10% or more of our common stock then outstanding results solely from being a beneficial owner of 10% or more of our common stock at the effective date of the rights plan or having participated in our 2003 private placement, results from any transaction approved by at least 80% of the members of our entire board of directors or results from a reduction in the number of our issued and outstanding shares of common stock pursuant to a transaction approved by our board of directors. A person excluded for these reasons will become an acquiring person if it acquires any additional shares of our common stock, unless such additional acquisition does not result in the person owning 10% or more of our common stock, does not increase its percentage ownership of our common stock, or is approved in the same manner.

We may redeem the rights in whole, but not in part, at a redemption price of $0.001 per right at any time before the rights become exercisable. The rights expire on June 17, 2013. Pursuant to the stockholder rights plan, all shares of our Series A Preferred Stock are reserved for issuance upon exercise of the rights.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group who attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us even if such acquisition may be favorable to the interests of our stockholders.

Because our board of directors can redeem the rights or approve certain offers, the rights should not interfere with any merger or other business combination approved by our board of directors.

The description and terms of the rights are set forth in a rights plan between the Company and Mellon Investor Services LLC, which serves as the rights agent.

Delaware Business Combination Statute. Section 203 of the Delaware General Corporation Law provides that, subject to specified exceptions, an “interested stockholder” of a Delaware corporation may not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	before such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•

on or after such time, the business combination is approved by the board of directors of the corporation and authorized not by written consent, but at an annual or special meeting of stockholders, by the affirmative vote of at least 66 2 / 3 % of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of a transaction specified in Section 203 and involving the corporation and a person who:

•	had not been an interested stockholder during the previous three years; or

•

became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period.

Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except that it shall not eliminate or limit the liability of a director to the extent provided by applicable law (1) for any breach of a director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or any successor statute, or (4) for any transaction from which the director derives an improper personal benefit. Moreover, the provisions do not apply to claims against a director for violations of certain laws, including federal securities laws. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law. Our certificate of incorporation and bylaws also contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from our directors and officers. We believe that these contractual agreements and the provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ComputerShare Shareowner Services LLC.

DESCRIPTION OF WARRANTS

For purposes of this section entitled “Description of Warrants,” the terms “we,” “our,” “us” and “Company” refer only to Hornbeck Offshore Services, Inc. and not its subsidiaries.

We may issue warrants to purchase shares of any class or series of common stock, preferred stock or debt securities. Warrants may be issued independently or together with any shares of common stock, preferred stock or debt securities and may be attached to or separate from such shares of common stock or preferred stock or debt securities.

Each series of warrants will be issued under a separate warrant agreement (each, a “Warrant Agreement”) to be entered into between us and a warrant agent (each, a “Warrant Agent”). The Warrant Agent will act as our agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth some of the general terms and provisions of the warrants that may be offered. Further terms of the warrants and the applicable Warrant Agreement will be set forth in the applicable prospectus supplement. The Warrant Agreement for a particular series of warrants will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the securities, which may include shares of any class or series of common stock, preferred stock or debt securities, for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the periods during which the warrants are exercisable;

•	the number of shares of any class or series of common stock or preferred stock or the amount of debt securities for which each warrant is exercisable;

•	the exercise price for the warrants, including any changes to or adjustments in the exercise price;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of security;

•	if applicable, the date on and after which the warrants and the related common stock, preferred stock or debt securities will be separately transferable;

•	any listing of the warrants on a securities exchange or automated quotation system;

•	if applicable, a discussion of material United States federal income tax consequences and other special considerations with respect to any warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

RESELLING SECURITIES

In general, the persons to whom we issue securities under this prospectus will be able to resell our securities in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive large blocks of our securities may want to resell those securities in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling security holders who may wish to sell securities offered hereby. As used in this prospectus, “selling security holders” may include donees and pledgees selling securities received from a named selling security holder. However, no person who receives the securities covered by this prospectus will be authorized to use this prospectus for an offer of such securities without first obtaining our consent. We may limit our consent to a specified time period and subject to certain limitations and conditions, which may vary by agreement.

Selling security holders may agree that:

•	an offering of securities under this prospectus be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by us;

•	they will enter into custody agreements with one or more banks with respect to such securities; and

•	that they make sales only by one or more of the methods described in this prospectus, as appropriately supplemented or amended when required.

Usually, we will not receive any of the proceeds from any sale of securities offered by a selling security holder. If we do receive any proceeds, the arrangements and amount will be disclosed in the relevant prospectus supplement.

Selling security holders may sell securities:

•	through any national securities exchange or automated quotation system on which our securities have been approved for listing or trading in the future or otherwise;

•	in the over-the-counter market;

•	in special offerings;

•	directly to purchasers in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers;

•	in block trades in which the broker or dealer will attempt to sell securities as an agent but may position and resell a portion of the block as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.

Securities may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from selling security holders and/or the purchasers of securities. The proceeds to a selling security holder from any sale of securities will be reduced by any compensation and any expenses to be borne by the selling security holder.

If required by the Securities Act and the rules of the Commission, at the time a particular offer of securities is made a supplement to this prospectus will be delivered that identifies any persons reselling securities acquired under this prospectus and will provide information about them and describe any material arrangements for the distribution of securities and the terms of the offering, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the selling security holder. We may agree to keep the registration statement relating to the offering and sale by the selling security holders continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.

Selling security holders and any brokers, dealers, underwriters or agents that participate with a selling security holder in the distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We may agree to indemnify selling security holders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of securities.

Selling security holders may also offer securities acquired pursuant to this prospectus under exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling security holders should seek the advice of their own counsel about the legal requirements for such sales.

PLAN OF DISTRIBUTION

This prospectus covers securities that we may issue from time to time in connection with acquisitions of businesses, assets or securities of other companies. In addition to the securities offered by this prospectus, we may offer other consideration, including stock options, cash, notes or other evidences of debt, assumption of liabilities or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.

We expect the terms of acquisitions involving the issuance of the securities covered by this prospectus to be determined by direct negotiations between our representatives and the owners or controlling persons of the businesses, assets or securities to be acquired. Factors taken into account in acquisitions may include, among other factors, the quality and reputation of the businesses to be acquired and its management, the strategic market position of the businesses to be acquired, its assets, earning power, cash flow and growth potential, and the market value of its securities, including common stock, when pertinent. The value of our securities issued in any such acquisition will be offered at prices based upon or reasonably related to the current market value of the securities. The value will be determined either when the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, when we issue the securities or during some other negotiated period. We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions. Any person receiving finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act.

In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving securities covered by this prospectus that will limit the number of securities that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under the exemption from registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We may also determine to waive any such agreements without public notice.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Winstead PC, Houston, Texas. R. Clyde Parker, Jr., a shareholder in Winstead PC, is a nonvoting, advisory director appointed by our board of directors, owns 104,824 shares of our common stock and has options to acquire 12,125 shares of our common stock. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Hornbeck Offshore Services, Inc. and subsidiaries appearing in Hornbeck Offshore Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The Delaware General Corporation Law, under which we are incorporated, authorizes the indemnification of directors and officers under the circumstances described below. To the extent one of our present or former directors or officers is successful on the merits or otherwise in defense of any action, suit or proceeding described below, the Delaware General Corporation Law requires that such person be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article Eight of our Certificate of Incorporation requires indemnification of our directors and officers to the extent permitted by law. Section 6.10 of our Bylaws provides for, and sets forth the procedures for obtaining, such indemnification. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933. In addition, we maintain insurance which insures our directors and officers against certain liabilities.

The Delaware General Corporation Law gives us the power to indemnify each of our officers and directors against expenses, including attorneys’ fees, and judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of such person being or having been one of our directors, officers, employees or agents, or of any other corporation, partnership, joint venture, trust or other enterprise at our request. To be entitled to such indemnification, such person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest and, if a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The Delaware General Corporation Law also gives us the power to indemnify each of our officers and directors against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of us to procure a judgment in our favor by reason of such person being or having been one of our directors, officers, employees or agents, or of any other corporation, partnership, joint venture, trust or other enterprise at our request, except that we may not indemnify such person with respect to any claim, issue or matter as to which such person was adjudged to be liable to us in the absence of a determination by the court that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. To be entitled to such indemnification, such person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest.

We have also entered into indemnification agreements with our directors and officers. These agreements provide rights that are consistent with but more detailed than those provided under Delaware Law and our Bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party derivative suits against us or our directors or officers, but if a director or officer is entitled to indemnity or contribution under the indemnification agreement, the financial burden of the third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of us but would be offset by our obligations to the director of officer under the indemnification agreement.

Item 21.	Exhibits and Financial Statement Schedules

The following are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit Number		Description of Exhibit

*1.1	—	Form of Underwriting Agreement for Common Stock.

*1.2	—	Form of Underwriting Agreement for Preferred Stock.

1.3	—	Purchase Agreement dated March 2, 2012 by and among Hornbeck Offshore Services, Inc., Energy Services Puerto Rico, LLC, Hornbeck Offshore Services, LLC, Hornbeck Offshore Transportation, LLC, Hornbeck Offshore Operators, LLC, HOS-IV, LLC, Hornbeck Offshore Trinidad & Tobago, LLC and HOS Port, LLC and J.P. Morgan Securities LLC, as representative of the Initial Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 6, 2012).

3.1	—	Second Restated Certificate of Incorporation of Hornbeck Offshore Services, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the period ended March 31, 2005).

3.2	—	Certificate of Designation of Series A Junior Participating Preferred Stock of Hornbeck Offshore Services, Inc. filed with the Secretary of State of the State of Delaware on June 20, 2003 (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1 dated September 19, 2003, Registration No. 333-108943).

3.3	—	Fourth Restated Bylaws of Hornbeck Offshore Services, Inc. adopted June 30, 2004 (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q for the period ended June 30, 2004).

3.4	—	Amendment No. 1 to the Fourth Restated Bylaws of Hornbeck Offshore Services, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed June 27, 2012).

4.1	—	Specimen stock certificate for the Company’s common stock, $0.01 par value (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A dated March 25, 2004, Registration No. 001-32108).

4.2	—	Rights Agreement dated as of June 18, 2003 between the Company and Mellon Investor Services LLC as Rights Agent, which indicates as Exhibit A the Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 2, 2003).

4.3	—	Amendment to Rights Agreement dated as of March 5, 2004 between the Company and Mellon Investor Services LLC as Rights Agent (incorporated by reference to Exhibit 4.13 to the Company’s Form 10-K for the period ended December 31, 2003).

4.4	—	Second Amendment to Rights Agreement dated as of September 3, 2004 by and between the Company and Mellon Investor Services, LLC as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-A/A filed September 3, 2004, Registration No. 333-108943).

*4.5	—	Form of Warrant Agreement for Common Stock including as an exhibit thereto the form of warrant certificate.

*4.6	—	Form of Warrant Agreement for Preferred Stock including as an exhibit thereto the form of warrant certificate.

Exhibit Number		Description of Exhibit

*4.7	—	Form of Warrant Agreement for Debt Securities including as an exhibit thereto the form of warrant certificate.

*4.8	—	Form of Certificate of Designation of Preferred Stock.

+5	—	Opinion of Winstead PC

10.1	—	Facilities Use Agreement effective January 1, 2006, and incorporated Indemnification Agreement and amendments thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 21, 2006).

++10.2	—	Director & Advisory Director Compensation Policy, effective January 1, 2012 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-K for the period ended December 31, 2011).

++10.3	—	Hornbeck Offshore Services, Inc. Deferred Compensation Plan dated as of July 10, 2007 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the period ended June 30, 2007).

++10.4	—	Second Amended and Restated Hornbeck Offshore Services, Inc. Incentive Compensation Plan, dated effective May 2, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 4, 2006).

++10.5	—	Amendment to the Second Amended and Restated Hornbeck Offshore Services, Inc Incentive Compensation Plan, dated effective May 12, 2008 (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q for the period ended March 31, 2008).

++10.6	—	Second Amendment to the Second Amended and Restated Hornbeck Offshore Services, Inc Incentive Compensation Plan, dated effective June 24, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 30, 2010).

++10.7	—	Amended and Restated Senior Employment Agreement dated May 7, 2007 by and between Todd M. Hornbeck and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended March 31, 2007).

++10.8	—	Amended and Restated Employment Agreement dated May 7, 2007 by and between Carl G. Annessa and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the period ended March 31, 2007).

++10.9	—	Amended and Restated Employment Agreement dated May 7, 2007 by and between James O. Harp, Jr. and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q for the period ended March 31, 2007).

++10.10	—	Amendment to Amended and Restated Senior Employment Agreement dated effective May 12, 2008 by and between Todd M. Hornbeck and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended March 31, 2008).

++10.11	—	Amendment to Amended and Restated Employment Agreement dated effective May 12, 2008 by and between Carl G. Annessa and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the period ended March 31, 2008).

++10.12	—	Amendment to Amended and Restated Employment Agreement dated effective May 12, 2008 by and between James O. Harp, Jr. and the Company (incorporated by reference to Exhibit 10.3 to the Company's Form 10-Q for the period ended March 31, 2008).

++10.13	—	Second Amendment to Amended and Restated Senior Employment Agreement dated effective December 31, 2009 by and between Todd M. Hornbeck and the Company (incorporated by reference to Exhibit 10.12 to the Company’s Form 10-K for the period ended December 31, 2009).

Exhibit Number		Description of Exhibit

++10.14	—	Second Amendment to Amended and Restated Employment Agreement dated effective December 31, 2009 by and between Carl G. Annessa and the Company (incorporated by reference to Exhibit 10.13 to the Company’s Form 10-K for the period ended December 31, 2009).

++10.15	—	Second Amendment to Amended and Restated Employment Agreement dated effective December 31, 2009 by and between James O. Harp, Jr. and the Company (incorporated by reference to Exhibit 10.14 to the Company’s Form 10-K for the period ended December 31, 2009).

++10.16	—	Employment Agreement dated effective January 1, 2011 by and between Samuel A. Giberga and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended June 30, 2011).

++10.17	—	Change in Control Agreement dated effective August 5, 2008 by and between Samuel A. Giberga and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended June 30, 2008).

++10.18	—	Change in Control Agreement dated effective August 5, 2008 by and between John S. Cook and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended June 30, 2008).

++10.19	—	Amendment to Change in Control Agreement dated effective December 31, 2009 by and between Samuel A. Giberga and the Company (incorporated by reference to Exhibit 10.18 to the Company’s Form 10-K for the period ended December 31, 2009).

++10.20	—	Amendment to Change in Control Agreement dated effective December 31, 2009 by and between John S. Cook and the Company (incorporated by reference to Exhibit 10.19 to the Company’s Form 10-K for the period ended December 31, 2009).

10.21	—	Senior Secured Revolving Credit Facility dated effective September 27, 2006 by and among the Company and two of its subsidiaries, Hornbeck Offshore Services, LLC and Hornbeck Offshore Transportation, LLC, and Wells Fargo Bank, N.A., as administrative agent, Comerica Bank, as syndication agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 3, 2006).

10.22	—	First Amendment to Senior Secured Revolving Credit Facility and Second Amendment to Guaranty and Collateral Agreement dated as of November 4, 2009 by and among the Company and two of its subsidiaries, Hornbeck Offshore Services, LLC and Hornbeck Offshore Transportation, LLC, each of the lenders and guarantors signatory thereto, and Wells Fargo Bank, N.A., as administrative agent for the lenders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 6, 2009).

10.23	—	Second Amendment to Senior Secured Revolving Credit Facility dated as of March 14, 2011 by and among the Company and two of its subsidiaries, Hornbeck Offshore Services, LLC and Hornbeck Offshore Transportation, LLC, each of the lenders and guarantors signatory thereto, and Wells Fargo Bank, N.A., as administrative agent for the lenders (incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010).

10.24	—	Amended and Restated Credit Agreement dated as of November 2, 2011, by and among the Company and two of its subsidiaries, Hornbeck Offshore Services, LLC and Hornbeck Offshore Transportation, LLC, each of the lenders and guarantors signatory thereto, and Wells Fargo Bank, N.A., as administrative agent for the lenders (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

Exhibit Number		Description of Exhibit

++10.25	—	Form of Amended and Restated Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended June 30, 2009).

++10.26	—	Form of Executive Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Form 10-K for the period ended December 31, 2004).

++10.27	—	Form of Director Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.17 to the Company’s Form 10-K for the period ended December 31, 2004).

++10.28	—	Form of Employee Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.18 to the Company’s Form 10-K for the period ended December 31, 2004).

++10.29	—	Form of Restricted Stock Unit Agreement for Executive Officers (Time Vesting) (incorporated by reference to Exhibit 10.7 to the Company’s Form 10-Q for the quarter ended March 31, 2008).

++10.30	—	Form of Restricted Stock Unit Agreement for Non-Employee Directors (Time Vesting) (incorporated by reference to Exhibit 10.8 to the Company’s Form 10-Q for the quarter ended March 31, 2008).

++10.31	—	Form of Restricted Stock Unit Agreement for Executive Officers (Performance Based) (incorporated by reference to Exhibit 10.9 to the Company’s Form 10-Q for the quarter ended March 31, 2008).

++10.32	—	Form of Restricted Stock Unit Agreement for Executive Officers (Performance Based) (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended March 31, 2009).

++10.33	—	Form of Restricted Stock Unit Agreement for Executive Officers (Time Vesting) (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended March 31, 2009).

++10.34	—	Form of Restricted Stock Unit Agreement for Executive Officers (Performance Based) (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended March 31, 2010).

10.35	—	Confirmation of OTC Convertible Note Hedge dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Jefferies International Limited (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed November 13, 2006).

10.36	—	Confirmation of OTC Convertible Note Hedge dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Bear, Stearns International Limited, as supplemented on November 9, 2006 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed November 13, 2006).

10.37	—	Confirmation of OTC Convertible Note Hedge dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and AIG-FP Structured Finance (Cayman) Limited, as supplemented on November 9, 2006 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed November 13, 2006).

**10.38	—	Vessel Construction Agreement dated November 14, 2011 by and between Hornbeck Offshore Services, Inc. and VT Halter Marine, Inc. (incorporated by reference to Exhibit 10.41 to the Company’s Form 10-K for the period ended December 31, 2011).

10.39	—	Form of Amended Appendix A to Employment Agreements for Executive Officers (incorporated by reference to Exhibit 10.4s to the Company’s Form 10-K for the period ended December 31, 2011).

Exhibit Number		Description of Exhibit

10.40	—	Consulting Agreement dated February 14, 2012 by and between Hornbeck Offshore Services, Inc. and Larry D. Hornbeck (incorporated by reference to Exhibit 10.43 to the Company’s Form 10-K for the period ended December 31, 2011).

10.41	—	Assumption Agreement, dated as of March 30, 2012 by HOS Port, LLC, in favor of Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 4, 2012).

10.42	—	Purchase Agreement dated August 7, 2012 by and among Hornbeck Offshore Services, Inc., the guarantors named therein, and Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers named in Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 13, 2012).

***21	—	Subsidiaries of the Company.

+23.1	—	Consent of Winstead PC (contained in Exhibit 5).

+23.2	—	Consent of Ernst & Young LLP.

***24	—	Powers of Attorney (set forth on page S-1 of the Registration Statement as originally filed).

25.1		Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, under the Indenture, dated March 16, 2012 (incorporated by reference to Exhibit 25 to the Company’s Registration Statement on Form S-4 dated June 12, 2012, Registration No. 333-182061).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q, or Annual Report on Form 10-K, subsequent to the effective date of this registration statement.
**	Confidential treatment previously requested and granted with respect to certain portions, which portions were omitted and filed with the Securities and Exchange Commission.
***	Previously filed.
+	Filed herewith.
++	Compensatory plan or arrangement under which executive officers or directors of the Company may participate.

Item 22.	Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrants undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of Form S-4.

(d) The undersigned Registrants undertake that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(g) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, the State of Louisiana, on September 21, 2012.

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ TODD M. HORNBECK
Todd M. Hornbeck
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Title	Date

/S/ TODD M. HORNBECK (Todd M. Hornbeck)	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)	September 21, 2012

/S/ JAMES O. HARP, JR. (James O. Harp, Jr.)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 21, 2012

* (Larry D. Hornbeck)	Director	September 21, 2012

* (Bruce W. Hunt)	Director	September 21, 2012

* (Steven W. Krablin)	Director	September 21, 2012

* (Patricia B. Melcher)	Director	September 21, 2012

* (Kevin O. Meyers)	Director	September 21, 2012

* (John T. Rynd)	Director	September 21, 2012

* (Bernie W. Stewart)		Director	September 21, 2012

* (Nicholas L. Swyka, Jr.)		Director	September 21, 2012

* By:	/S/ TODD M. HORNBECK (Todd M. Hornbeck)	Attorney-In-Fact	September 21, 2012

EXHIBIT INDEX

Exhibit Number		Description of Exhibit

*1.1	—	Form of Underwriting Agreement for Common Stock.

*1.2	—	Form of Underwriting Agreement for Preferred Stock.

1.3	—	Purchase Agreement dated March 2, 2012 by and among Hornbeck Offshore Services, Inc., Energy Services Puerto Rico, LLC, Hornbeck Offshore Services, LLC, Hornbeck Offshore Transportation, LLC, Hornbeck Offshore Operators, LLC, HOS-IV, LLC, Hornbeck Offshore Trinidad & Tobago, LLC and HOS Port, LLC and J.P. Morgan Securities LLC, as representative of the Initial Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 6, 2012).

3.1	—	Second Restated Certificate of Incorporation of Hornbeck Offshore Services, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the period ended March 31, 2005).

3.2	—	Certificate of Designation of Series A Junior Participating Preferred Stock of Hornbeck Offshore Services, Inc. filed with the Secretary of State of the State of Delaware on June 20, 2003 (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1 dated September 19, 2003, Registration No. 333-108943).

3.3	—	Fourth Restated Bylaws of Hornbeck Offshore Services, Inc. adopted June 30, 2004 (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q for the period ended June 30, 2004).

3.4	—	Amendment No. 1 to the Fourth Restated Bylaws of Hornbeck Offshore Services, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed June 27, 2012).

4.1	—	Specimen stock certificate for the Company’s common stock, $0.01 par value (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A dated March 25, 2004, Registration No. 001-32108).

4.2	—	Rights Agreement dated as of June 18, 2003 between the Company and Mellon Investor Services LLC as Rights Agent, which indicates as Exhibit A the Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 2, 2003).

4.3	—	Amendment to Rights Agreement dated as of March 5, 2004 between the Company and Mellon Investor Services LLC as Rights Agent (incorporated by reference to Exhibit 4.13 to the Company’s Form 10-K for the period ended December 31, 2003).

4.4	—	Second Amendment to Rights Agreement dated as of September 3, 2004 by and between the Company and Mellon Investor Services, LLC as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-A/A filed September 3, 2004, Registration No. 333-108943).

*4.5	—	Form of Warrant Agreement for Common Stock including as an exhibit thereto the form of warrant certificate.

*4.6	—	Form of Warrant Agreement for Preferred Stock including as an exhibit thereto the form of warrant certificate.

*4.7	—	Form of Warrant Agreement for Debt Securities including as an exhibit thereto the form of warrant certificate.

*4.8	—	Form of Certificate of Designation of Preferred Stock.

+5	—	Opinion of Winstead PC

Exhibit Number		Description of Exhibit

10.1	—	Facilities Use Agreement effective January 1, 2006, and incorporated Indemnification Agreement and amendments thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 21, 2006).

++10.2	—	Director & Advisory Director Compensation Policy, effective January 1, 2012 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-K for the period ended December 31, 2011).

++10.3	—	Hornbeck Offshore Services, Inc. Deferred Compensation Plan dated as of July 10, 2007 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the period ended June 30, 2007).

++10.4	—	Second Amended and Restated Hornbeck Offshore Services, Inc. Incentive Compensation Plan, dated effective May 2, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 4, 2006).

++10.5	—	Amendment to the Second Amended and Restated Hornbeck Offshore Services, Inc Incentive Compensation Plan, dated effective May 12, 2008 (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q for the period ended March 31, 2008).

++10.6	—	Second Amendment to the Second Amended and Restated Hornbeck Offshore Services, Inc Incentive Compensation Plan, dated effective June 24, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 30, 2010).

++10.7	—	Amended and Restated Senior Employment Agreement dated May 7, 2007 by and between Todd M. Hornbeck and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended March 31, 2007).

++10.8	—	Amended and Restated Employment Agreement dated May 7, 2007 by and between Carl G. Annessa and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the period ended March 31, 2007).

++10.9	—	Amended and Restated Employment Agreement dated May 7, 2007 by and between James O. Harp, Jr. and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q for the period ended March 31, 2007).

++10.10	—	Amendment to Amended and Restated Senior Employment Agreement dated effective May 12, 2008 by and between Todd M. Hornbeck and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended March 31, 2008).

++10.11	—	Amendment to Amended and Restated Employment Agreement dated effective May 12, 2008 by and between Carl G. Annessa and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the period ended March 31, 2008).

++10.12	—	Amendment to Amended and Restated Employment Agreement dated effective May 12, 2008 by and between James O. Harp, Jr. and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q for the period ended March 31, 2008).

++10.13	—	Second Amendment to Amended and Restated Senior Employment Agreement dated effective December 31, 2009 by and between Todd M. Hornbeck and the Company (incorporated by reference to Exhibit 10.12 to the Company’s Form 10-K for the period ended December 31, 2009).

++10.14	—	Second Amendment to Amended and Restated Employment Agreement dated effective December 31, 2009 by and between Carl G. Annessa and the Company (incorporated by reference to Exhibit 10.13 to the Company’s Form 10-K for the period ended December 31, 2009).

Exhibit Number		Description of Exhibit

++10.15	—	Second Amendment to Amended and Restated Employment Agreement dated effective December 31, 2009 by and between James O. Harp, Jr. and the Company (incorporated by reference to Exhibit 10.14 to the Company’s Form 10-K for the period ended December 31, 2009).

++10.16	—	Employment Agreement dated effective January 1, 2011 by and between Samuel A. Giberga and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended June 30, 2011).

++10.17	—	Change in Control Agreement dated effective August 5, 2008 by and between Samuel A. Giberga and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended June 30, 2008).

++10.18	—	Change in Control Agreement dated effective August 5, 2008 by and between John S. Cook and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended June 30, 2008).

++10.19	—	Amendment to Change in Control Agreement dated effective December 31, 2009 by and between Samuel A. Giberga and the Company (incorporated by reference to Exhibit 10.18 to the Company’s Form 10-K for the period ended December 31, 2009).

++10.20	—	Amendment to Change in Control Agreement dated effective December 31, 2009 by and between John S. Cook and the Company (incorporated by reference to Exhibit 10.19 to the Company’s Form 10-K for the period ended December 31, 2009).

10.21	—	Senior Secured Revolving Credit Facility dated effective September 27, 2006 by and among the Company and two of its subsidiaries, Hornbeck Offshore Services, LLC and Hornbeck Offshore Transportation, LLC, and Wells Fargo Bank, N.A., as administrative agent, Comerica Bank, as syndication agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 3, 2006).

10.22	—	First Amendment to Senior Secured Revolving Credit Facility and Second Amendment to Guaranty and Collateral Agreement dated as of November 4, 2009 by and among the Company and two of its subsidiaries, Hornbeck Offshore Services, LLC and Hornbeck Offshore Transportation, LLC, each of the lenders and guarantors signatory thereto, and Wells Fargo Bank, N.A., as administrative agent for the lenders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 6, 2009).

10.23	—	Second Amendment to Senior Secured Revolving Credit Facility dated as of March 14, 2011 by and among the Company and two of its subsidiaries, Hornbeck Offshore Services, LLC and Hornbeck Offshore Transportation, LLC, each of the lenders and guarantors signatory thereto, and Wells Fargo Bank, N.A., as administrative agent for the lenders (incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010).

10.24	—	Amended and Restated Credit Agreement dated as of November 2, 2011, by and among the Company and two of its subsidiaries, Hornbeck Offshore Services, LLC and Hornbeck Offshore Transportation, LLC, each of the lenders and guarantors signatory thereto, and Wells Fargo Bank, N.A., as administrative agent for the lenders (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

++10.25	—	Form of Amended and Restated Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended June 30, 2009).

++10.26	—	Form of Executive Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Form 10-K for the period ended December 31, 2004).

Exhibit Number		Description of Exhibit

++10.27	—	Form of Director Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.17 to the Company’s Form 10-K for the period ended December 31, 2004).

++10.28	—	Form of Employee Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.18 to the Company’s Form 10-K for the period ended December 31, 2004).

++10.29	—	Form of Restricted Stock Unit Agreement for Executive Officers (Time Vesting) (incorporated by reference to Exhibit 10.7 to the Company’s Form 10-Q for the quarter ended March 31, 2008).

++10.30	—	Form of Restricted Stock Unit Agreement for Non-Employee Directors (Time Vesting) (incorporated by reference to Exhibit 10.8 to the Company’s Form 10-Q for the quarter ended March 31, 2008).

++10.31	—	Form of Restricted Stock Unit Agreement for Executive Officers (Performance Based) (incorporated by reference to Exhibit 10.9 to the Company’s Form 10-Q for the quarter ended March 31, 2008).

++10.32	—	Form of Restricted Stock Unit Agreement for Executive Officers (Performance Based) (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended March 31, 2009).

++10.33	—	Form of Restricted Stock Unit Agreement for Executive Officers (Time Vesting) (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended March 31, 2009).

++10.34	—	Form of Restricted Stock Unit Agreement for Executive Officers (Performance Based) (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended March 31, 2010).

10.35	—	Confirmation of OTC Convertible Note Hedge dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Jefferies International Limited (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed November 13, 2006).

10.36	—	Confirmation of OTC Convertible Note Hedge dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Bear, Stearns International Limited, as supplemented on November 9, 2006 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed November 13, 2006).

10.37	—	Confirmation of OTC Convertible Note Hedge dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and AIG-FP Structured Finance (Cayman) Limited, as supplemented on November 9, 2006 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed November 13, 2006).

**10.38	—	Vessel Construction Agreement dated November 14, 2011 by and between Hornbeck Offshore Services, Inc. and VT Halter Marine, Inc. (incorporated by reference to Exhibit 10.41 to the Company’s Form 10-K for the period ended December 31, 2011).

10.39	—	Form of Amended Appendix A to Employment Agreements for Executive Officers (incorporated by reference to Exhibit 10.4s to the Company’s Form 10-K for the period ended December 31, 2011).

10.40	—	Consulting Agreement dated February 14, 2012 by and between Hornbeck Offshore Services, Inc. and Larry D. Hornbeck (incorporated by reference to Exhibit 10.43 to the Company’s Form 10-K for the period ended December 31, 2011).

10.41	—	Assumption Agreement, dated as of March 30, 2012 by HOS Port, LLC, in favor of Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 4, 2012).

Exhibit Number		Description of Exhibit

10.42	—	Purchase Agreement dated August 7, 2012 by and among Hornbeck Offshore Services, Inc., the guarantors named therein, and Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers named in Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 13, 2012).

***21	—	Subsidiaries of the Company.

+23.1	—	Consent of Winstead PC (contained in Exhibit 5).

+23.2	—	Consent of Ernst & Young LLP.

***24	—	Powers of Attorney (set forth on page S-1 of the Registration Statement as originally filed).

25.1		Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, under the Indenture, dated March 16, 2012 (incorporated by reference to Exhibit 25 to the Company’s Registration Statement on Form S-4 dated June 12, 2012, Registration No. 333-182061).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q, or Annual Report on Form 10-K, subsequent to the effective date of this registration statement.
**	Confidential treatment previously requested and granted with respect to certain portions, which portions were omitted and filed with the Securities and Exchange Commission.
***	Previously filed.
+	Filed herewith.
++	Compensatory plan or arrangement under which executive officers or directors of the Company may participate.